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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             QUARTERDECK CORPORATION

                  QUARTERDECK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of QUARTERDECK CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consent of the stockholders at a meeting of said corporation for consideration thereof.

SECOND: That pursuant to such resolution, the first paragraph of Article IV of said corporation's Certificate of Incorporation would be amended to read as follows:

          "The total authorized number of shares of the Corporation shall be 72,000,000 shares, consisting of 70,000,000 shares designated as Common Stock, $.001 par value, and 2,000,000 shares designated as Preferred Stock, $.001 par value."

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation considered and adopted said amendment of
Article IV at a duly constituted meeting thereof, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said QUARTERDECK CORPORATION has caused this certificate to be signed by Curtis A. Hessler, its President and Chief Executive Officer, and Bradley D. Schwartz, its Secretary, this 12th day of February, 1997.



                                         By:  /s/ CURTIS A. HESSLER
                                             -----------------------------------
                                             Curtis A. Hessler, President and
                                             Chief Executive Officer


Attest: /s/ BRADLEY D. SCHWARTZ
         ---------------------------
         Bradley D. Schwartz, Secretary